UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
August 5, 2021
(Date of Earliest Event Reported)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street,	Hanover,	Massachusetts	02339
Mailing Address:	288 Union Street,	Rockland,	Massachusetts	02370
(Address of principal executive offices, including zip code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(781)-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On August 5, 2021 Independent Bank Corp. (“Independent” or the “Company”) held a Special Meeting of Shareholders (the “Independent Special Meeting”) for the purpose of considering and voting on the following proposals in connection with the proposed acquisition of Meridian Bancorp, Inc. (“Meridian”): (1) approval of the issuance of Independent common stock to holders of Meridian common stock pursuant to the Agreement and Plan of Merger, dated as of April 22, 2021, by and among Independent, Rockland Trust Company, Bradford Merger Sub Inc., Meridian and East Boston Savings Bank (the “Independent share issuance proposal”); and (2) approval of the adjournment of the Independent Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Independent share issuance proposal, or to ensure that any supplement or amendment to the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Independent with the U.S. Securities and Exchange Commission (the “SEC”) on June 22, 2021 (the “joint proxy statement/prospectus”) is timely provided to holders of Independent common stock (the “Independent adjournment proposal”). The above proposals are described in greater detail in the joint proxy statement/prospectus, as supplemented by the Current Report on Form 8-K filed by Independent with the SEC on July 27, 2021.

A total of 27,447,579 shares of the Company’s common stock were present or represented by proxy at the Independent Special Meeting. This represented 83.08% of the shares of Independent common stock that was outstanding and entitled to vote at the Independent Special Meeting, constituting a quorum for all matters to be presented at the Independent Special Meeting.

At the Independent Special Meeting, the Independent share issuance proposal was approved and, although sufficient votes were received to approve the Independent adjournment proposal, an adjournment of the Independent Special Meeting was not necessary due to the approval of the Independent share issuance proposal. A summary of the final voting results for the matters proposed at the Independent Special Meeting is set forth below.

Proposal #1 - Approval of the Independent share issuance proposal:

For	Against	Abstain	Broker Non-Votes
27,306,368	85,512	55,699	—

Proposal #2 – Approval of the Independent adjournment proposal:

The Independent adjournment proposal was withdrawn, as sufficient votes were cast at the Independent Special Meeting to approve the Independent share issuance proposal.

ITEM 8.01	OTHER EVENTS

On August 5, 2021, the Company and Meridian issued a joint press release announcing the results of the Independent Special Meeting and the results of the special meeting of Meridian’s common stockholders held on August 5, 2021. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d. The following exhibits are included with this Report:

Exhibit Index

Exhibit #	Exhibit Description
99.1	Press Release of Independent Bank Corp. dated August 5, 2021.
101	The instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
104	Cover page interactive data file (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	August 6, 2021	By:	/s/Patricia M. Natale
PATRICIA M. NATALE
DEPUTY GENERAL COUNSEL